EXHIBIT 99.2


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


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ROGER SPRIGLE, individually and on behalf of  |
all others similarly situated,                |
                                              |
                                Plaintiff,    |
                                              |
          -against-                           |
                                              |
GARY C. WENDT, WILLIAM M. MOUNGER,            |      Civil Action No. 19202NC
II, MARY KEY-HAWKINS, MICHAEL                 |
SCHWARTZ, JAMES M. HOAK, MICHAEL R.           |
HANNON, SCOTT I. ANDERSON, WILLIAM            |
A. KUSSELL, ROHIT M. DESAI, THOMAS H.         |
SULLIVAN, GERALD T. VENTO, AT&T               |
WIRELESS SERVICES INC. and TELECORP PCS       |
INC.,                                         |
                                              |
                                Defendants.   |
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                             CLASS ACTION COMPLAINT


                                  INTRODUCTION
                                  ------------

            Plaintiff alleges on information and belief, except for those allegations which pertain to plaintiff which are alleged upon personal knowledge, as follows:

            1. This action arises out of an unlawful scheme and plan by certain members of the Board of Directors of TeleCorp PCS Inc. ("TeleCorp" or "the Company"), and AT&T Wireless Inc. ("AT&T") to acquire the remaining ownership of TeleCorp in a stock for stock transaction for grossly inadequate consideration and without full and complete disclosure of all material information, in breach of defendants' fiduciary duties.


                                  THE PARTIES
                                  -----------

            2. Plaintiff is and has been at all relevant times the owner of TeleCorp common stock.

            3. Defendant TeleCorp is a corporation organized and existing under the laws of the Delaware and is headquartered at 1010 N. Glebe Road, Suite 800, Arlington, Virginia 22201. TeleCorp is an AT&T Wireless affiliate in the United States, providing digital wireless communications services to a service area covering approximately 37 million people. As of October 10, 2001, TeleCorp had issued and outstanding about 179 million shares of common stock. AT&T Wireless owns 23% of TeleCorp outstanding stock and has proposed to purchase the remaining TeleCorp stock it does not already own.

            4. Defendant AT&T is organized and existing under the laws of Delaware and located at 7277 164th Avenue NE, Building 1, Redmond, West Virginia 98052. AT&T is the largest investor in TeleCorp, owning 23% of the common stock or approximately 47,978,426 TeleCorp shares.

            5. Gary C. Wendt ("Wendt") is and has been at all relevant times a director of TeleCorp. Wendt is chairman and CEO of Conseco, TeleCorp's largest institutional shareholder that holds more than 17 million shares of TeleCorp's common stock.

            6. William M. Mounger, II ("Mounger") is the Chairman of the Board of TeleCorp and is and has been at all relevant times a director of TeleCorp. Mounger was formerly the CEO of Tritel, an affiliate of AT&T before its merger with TeleCorp.

            7. Mary Hawkins-Key (Hawkins-Key) is and has at all relevant times been a director of TeleCorp. Hawkins-Key is also Senior Vice President of Partnership Operations at AT&T.

            8. Michael Schwartz ("Schwartz") is and has been at all relevant times a director of TeleCorp. Schwartz is a former officer of At & T.

            9. James M. Hoak is and has been at all relevant times a director of TeleCorp. Hoak, through a number of investment companies, indirectly owns 6.11% of TeleCorp common stock.

            10. Michael R. Hannon ("Hannon") is and has been at all relevant times a director of TeleCorp. Hannon is a former partner of JP Morgan Partners. JP Morgan Partners is a large shareholder of TeleCorp, owning 8.6% of TeleCorp's common shares.

            11. Scott I. Anderson ("Anderson") is and has been at all relevant times a director of TeleCorp. From 1986 until 1997 Anderson worked for AT&T and held the post of Senior Vice President of the Acquisitions and Development Group.

            12. William A. Russel ("Russell") is and has been at all relevant times a director of TeleCorp.

            13. Rohit M. Desai ("Desai") is and has been at all relevant times a director of TeleCorp. Desai is also the Chairman, President and Chief Investment Officer of Desai Capital Management Incorporated, which indirectly holds 8.26% ownership in TeleCorp common stock.

            14. Thomas H. Sullivan ("Sullivan") is Executive Vice President and Chief Financial Officer of TeleCorp and is and has been at all relevant times a director of TeleCorp.

            15. Gerald T. Vento ("Vento") is the Chief Executive Officer ("CEO") of TeleCorp and is and has been at all relevant times a director of TeleCorp.

            16. The individual defendants named above (the "Individual Defendants"), as officers and/or directors of the Company, and At & T as a controlling stockholder of TeleCorp, owe the highest fiduciary duties of good faith, loyalty, fair dealing, due care, and candor to plaintiff and the other members of the Class (as defined below).


                            CLASS ACTION ALLEGATIONS
                            ------------------------

            17. Plaintiff brings this action pursuant to Rule 23 of the Rules of the Court of Chancery, individually and on behalf of all other stockholders of the Company (except the defendants herein and any persons, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest), who are or will be threatened with injury arising from defendants' actions, as more full described herein (the "Class").

            18. This action is properly maintainable as a class action for the following reasons:

                  (a) The Class is so numerous that joinder of all members is impracticable. As of October 10, 2001, there are approximately 196 institutional holders of TeleCorp common stock and likely thousands more beneficial owners.

                  (b) There are questions of law and fact which are common to the Class including, inter alia:
                     ----- ----

                  (i) whether the Individual Defendants have engaged and are continuing to engage in a plan and scheme to benefit themselves at the expense of the members of the Class;

                  (ii) whether the Individual Defendants have fulfilled, and are capable of fulfilling, their fiduciary duties to plaintiff and the other members of the Class, including their duties of entire fairness, fair dealing, loyalty, due care, and candor.

                  (iii) whether the Individual Defendants have disclosed all material facts in connection with the challenged transaction; and

                  (iv) whether plaintiff and the other members of the Class would be irreparably damaged if the Individual Defendants, are not enjoined from the conduct described herein.

            19. The claims of plaintiff are typical of the claims of the other members of the Class in that all members of the Class will be damaged alike by the wrongs complained of herein.

            20. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff is an adequate representative of the Class.

            21. Defendants have acted and will continue to act on grounds generally applicable to the Class, thereby making appropriate final injunctive or corresponding declaratory relief with respect to the Class as a whole.

            22. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjucations with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjucations with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjucations or substantially impair or impede their ability to protect their interests.


                     BACKGROUND AND SUBSTANTIVE ALLEGATIONS
                     --------------------------------------

            23. On October 8, 2001, TeleCorp announced in a press release that it had received an offer from AT&T to purchase the 77% of TeleCorp it does not already own (the "Offer"). The Offer is valued at $2.4 billion and includes the assumption of $2.1 billion in debt. Based upon the exchange ratio of 0.9 AT&T shares for each TeleCorp share, the Offer values each common share of TeleCorp at $14.50. TeleCorp also stated that boards of both companies have approved the deal, which is expected to close in the first half of next year.

            24. The terms of the Offer are particularly unfair in light of TeleCorp's recent financial performance and anticipated financial performance. The price of TeleCorp stock has traded as high as $28 per share during the past 52 weeks, and as high as $17 per share in July 2001.

            25. On or about August 13, 2001, TeleCorp announced very encouraging second quarter 2001 results. The announced results included 822,736 subscribers, a 157% increase over second quarter 2000, and total revenues of $173.3 million, a 141% increase over the same period. The Company also announced that total revenue for the second quarter ended June 30, 2001 had increased 16% to $173.3 million from $149.7 million in the first quarter and service revenue increased 18% to $128.8 million, from $109.1 million in the first quarter, and roaming revenue increased 15% to $32.9 million, from $28.5 million in the first quarter.

            26. On or about August 13, 2001, Defendant Vento stated, "We made significant progress in the second quarter towards our goals of fully integrating the Tritel operating group, launching new markets covering 7 million people in Wisconsin and Iowa, and transitioning our subscriber base to post-pay subscribers. To that end we are seeing solid growth trends in the Tritel markets, we have now launched most of our Wisconsin and Iowa markets, and our post-pay subscribers, which now account for more than 86% of our subscriber base, have among the best ARPU and churn in the industry."

            27. On or about September 10, 2001, TeleCorp also announced it passed 775,000 post-pay customers in August 2001. Defendant Vento stated, "We experienced a healthy surge in subscriber growth in our Tritel and Wisconsin properties."

            28. Defendants AT&T and TeleCorp have had a business relationship since TeleCorp became a publicly traded company. Defendant TeleCorp is an AT&T affiliate and TeleCorp is the exclusive provider of wireless mobility services for AT&T and its other affiliates.

            29. On November 13, 2000, TeleCorp acquired an entity, Tritel. In connection with the Tritel acquisition, AT&T agreed to make certain cash and other contributions to TeleCorp in exchange for 9,272,740 shares of TeleCorp class A voting common stock issued to AT&T, thereby increasing AT&T's ownership interest of TeleCorp's class A voting common stock from approximately 18% to 23%. On November 13, 2000, TeleCorp exchanged its Boston operating segment for certain wireless properties or rights to designate a qualified assignee for additional wireless properties of AT&T in the Milwaukee, Wisconsin and Des Moines, Iowa markets, and a cash payment of approximately $80 million.

            30. The business of AT&T and TeleCorp are greatly entwined, covering numerous services including:

                  (a) requiring TeleCorp to meet minimum "build out" requirements for wireless systems.

                  (b) requiring TeleCorp to adopt any new technology employed by AT&T.

                  (c) meeting certain customer care specifications.

                  (d) specifications as to the acquisition of PCS licenses.

                  (e) resale agreements.

                  (f) a network membership license agreement.

                  (g) a long distance agreement whereby TeleCorp purchases long distance services from AT&T.

                  (h) a securities purchase agreement.

            31. The investment companies with which Defendants Hoak, Hannon, Andersen and Desai are affiliated with hold both common shares as well preferred shares of TeleCorp. Defendant Sullivan holds preferred stock in TeleCorp. Mounger is affiliated with Digital, a company that holds preferred series E stock in TeleCorp. The Offer ostensibly pertains only to common shares and therefore Defendants Hoak, Hannon, Andersen, Desai, Mounger and Sullivan will maintain an interest exclusively in TeleCorp after the Offer has been consummated. The retention of an interest exclusively in TeleCorp thus constitutes benefits bestowed on Defendants Hoak, Hannon, Andersen, Desai, Mounger and Sullivan that are unavailable to Plaintiff and other memebers of the Class and therefore they benefit at the expense of Plaintiff and other members of the Class.

            32. The Offer contains no collar or cap provision to protect Plaintiff and other members of the Class in the event AT&T shares decline their value. In the event of a sudden fall in the value of AT&T's shares, the Offer would still permit every one TeleCorp share to be exchanged for 0.9 AT&T shares. Such an event would therefore result in less value for the Plaintiff and other holders of TeleCorp stock.

            33. Because of the extensive relationship between AT&T and TeleCorp and because of the preferred interests some of the Individual Directors have in TeleCorp and because of the direct relationship between Hawkins-Key and At & T, the Individual Defendants are not capable of impartially protecting the interests of Plaintiff and other Class members.

            34. Because AT&T, through its shareholder status and strategic alliances with TeleCorp, effectively controls TeleCorp, no third party will likely bid for TeleCorp. The Individual Defendants will thus be able to proceed with the Offer without an auction or other type of market check to maximize value for the public shareholders, and shareholders cannot risk voting against the transaction.

            35. AT&T is intent on paying the lowest possible price to Class members, even though it is duty-bond to pay the highest fair price to the Company's public shareholders. Thus At & T has a clear and material conflict of interest in the Offer.

            36. By reason of the foregoing acts, practices, and course of conduct by defendants, plaintiff and the other members of the Class have been and will be damaged because they will not receive their fair proportion of the value of TeleCorp's assets and business and will be prevented from obtaining fair consideration for their shares of TeleCorp's common stock.

            37. The Individual Defendants and the AT&T will continue to breach their fiduciary duties owed to plaintiff and the Class and will consummate the Offer to the irreparable harm of plaintiff and the Class.

            38. Plaintiff and the other members of the Class have no adequate remedy at law.

            WHEREFORE, plaintiff demands judgment as follows:

      A. Declaring this to be a proper class action and naming plaintiff as Class representative;

      B. Granting preliminary and permanent injunctive relief against the consummation of the offer as described herein;

      c. In the event the Offer is consummated, rescinding the offer and awarding rescissionary damages;

      D. Ordering defendants to pay to plaintiff and to other members of the Class all damages suffered and to be suffered by them as the result of the acts and transactions alleged herein;

      E. Awarding plaintiff the costs and disbursements of the action including allowances for plaintiff's reasonable attorneys and experts fee; and

      F. Granting such other and further relief as may be just and proper.



                                         ROSENTHAL MONHAIT GROSS & GODDESS, P.A.


                                         By:  /s/ Norman M. Monhait
                                            ------------------------------------
                                            Norman M. Monhait
                                            Suite 1401
                                            Mellon Bank Center
                                            919 Market Street
                                            Wilmington, Delaware  19801

                                            Attorneys for Plaintiff


OF COUNSEL:

STULL STULL & BRODY
6 East 45th Street
New York, NY  10017
(212) 687-7230


WEISS & YOURMAN
551 Fifth Avenue
Suite 1600, The French Building
New York, New York  10176
(212) 682-3025


October 19, 2001